                                                     Free Writing Prospectus

                                                     Filed Pursuant to Rule 433

                                                     Registration No. 333-130545

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                               MBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[456,372,383] (APPROXIMATE)
                              Offered Certificates

                                  MANA 2007-F1
                       MORTGAGE PASS-THROUGH CERTIFICATES
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

            PHH MORTGAGE CORP., WILSHIRE CREDIT CORP., WACHOVIA BANK,
                           N.A., INDYMAC BANK, F.S.B.
                                    SERVICERS

                               FEBRUARY [14], 2007

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Colin Sheen                   212-449-3659      colin_sheen@ml.com
Matthew Sawatzky              212-449-3660      Matthew_sawatzky@ml.com
Gregory Ikhilov               212-449-3659      Gregory_ikhilov@ml.com
Roger Ashworth                212-449-3659      roger_ashworth@ml.com
Edgar Seah                    +81 3 6225 7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com
Paul Fetch                    212-449-1002      paul_fetch@ml.com

MOODY'S
Yakov Krayn                   212-553-1379      Yakov.Kravn@moodys.com

FITCH
David Wildman                 212-908-9135      david.wildman@fitchratings.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

DEAL STRUCTURE SUMMARY:

                                  MANA 2007-F1

                                 $[456,372,383]
              (APPROXIMATE OFFERED, SUBJECT TO FINAL COLLATERAL)(1)
                      FIXED RATE RESIDENTIAL MORTGAGE LOANS

           APPROXIMATE                                                                EXPECTED
          PRINCIPAL OR                                                                RATINGS
            NOTIONAL        WAL     PAYMENT WINDOW   PASS-THROUGH                     (FITCH /
CLASS      BALANCE(1)    (YRS)(2)    (MONTHS) (2)      RATES(3)      TRANCHE TYPE     MOODY'S)
-----     ------------   --------   --------------   ------------   --------------   ---------
1-A       $ 83,477,000     2.82          1 - 97         5.500%         Pass-Thru     AAA / AAA
2-A1      $ 87,254,000     3.07          1 - 97         5.641%          Floater      AAA / AAA
2-A2(4)   $ 87,254,000       NA              NA         1.359%        Inverse IO     AAA / AAA
2-A3      $201,338,000     1.98          1 - 57         6.000%        Sequential     AAA / AAA
2-A4      $ 34,248,000     6.06         57 - 97         6.000%        Sequential     AAA / AAA
2-A5      $ 26,176,000     7.55         61 - 97         6.000%            NAS        AAA / AAA
PO-1      $     37,127     2.91          1 - 97         0.000%      Principal Only   AAA / AAA
IO-1(4)   $ 14,449,675       NA              NA         5.500%         Notional      AAA / AAA
PO-2      $  3,457,256     3.30          1 - 97         0.000%      Principal Only   AAA / AAA
IO-2(4)   $ 23,870,681      NA               NA         6.250%         Notional      AAA / AAA
M-1       $  9,962,000     9.18         1 - 359         6.106%        Subordinate     AA / AA
M-2       $  6,254,000     9.18         1 - 359         6.106%        Subordinate      A / A
M-3       $  4,169,000     9.18         1 - 359         6.106%        Subordinate    BBB / BBB
B-1(5)    $  3,706,000     9.18         1 - 359         6.106%        Subordinate     BB / NR
B-2(5)    $  1,621,000     9.18         1 - 359         6.106%        Subordinate      B / NR
B-3(5)    $  1,626,009     9.18         1 - 359         6.106%        Subordinate     NR / NR
          ------------
TOTAL     $463,325,392
          ============

(1) The approximate size subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The WAL and Payment Windows for the Senior Certificates are shown assuming all loans are run to 10% cleanup call at pricing speed of 100% PPC. The WAL and Payment Windows for the Subordinate Certificates are shown assuming all loans are run to maturity at pricing speed of 100% PPC (8% CPR in month 1, building linearly, (rounded to the nearest hundredth) to 24% CPR in month 12 and thereafter.)

(3) The Pass-Through Rates are described under "Interest Rates" on page 7 of this Free Writing Prospectus.

(4)  Notional Balance.

(5)  Non-offered Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

SPONSOR AND SELLER:         Merrill Lynch Mortgage Lending

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Alternative Note Asset Trust, Series
                            2007-F1

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

TRUSTEE:                    HSBC Bank USA, N.A.

MASTER SERVICER AND         Wells Fargo Bank, N.A.
SECURITIES ADMINISTRATOR:

SERVICERS:                  PHH Mortgage Corp., Wilshire Credit Corp., Wachovia
                            Bank, N.A., and Indymac Bank, F.S.B.

ORIGINATORS:                Wachovia Bank, N.A., Ameriquest Mortgage Corp, and
                            IndyMac Bank, F.S.B..

RATING AGENCIES:            Moody's and Fitch will rate all of the Senior and
                            Mezzanine Certificates. Fitch will rate the Class
                            B-1 and Class B-2 Certificates.

CUT-OFF DATE:               February 1, 2007.

CLOSING DATE:               On or about February [28], 2007.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in March 2007.

CERTIFICATES:               The "Group 1 Senior Certificates" will consist of
                            the Class 1-A, Class PO-1 and Class IO-1
                            Certificates. The "Group 2 Senior Certificates" will
                            consists of the Class 2-A1, Class 2-A2, Class 2-A3,
                            Class 2-A4, Class 2-A5, Class PO-2 and Class IO-2
                            Certificates. The "Senior Certificates" will consist
                            of the Group 1 Senior Certificates and the Group 2
                            Senior Certificates. The "Mezzanine Certificates"
                            will consist of the Class M-1, Class M-2 and Class
                            M-3 Certificates. The "Subordinate Certificates"
                            will consist of the Class B-1, Class B-2 and Class
                            B-3 Certificates. The Senior Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Senior, Class IO-1, Class
                            IO-2, Class PO-1, Class PO-2 and Mezzanine
                            Certificates (collectively, the "Offered
                            Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      It is anticipated that, for federal income tax
                            purposes, the Offered Certificates will represent
                            ownership of REMIC regular interests.

ERISA ELIGIBILITY:          The Offered Certificates are expected to be ERISA
                            eligible. Prospective investors should review with
                            their legal advisors whether the purchase and
                            holding of any of the Offered Certificates could
                            give rise to a transaction prohibited or not
                            otherwise permissible under ERISA or other similar
                            laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

CLEAN-UP CALL:              The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Clean-Up Call Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            10% or less of the aggregate principal balance of
                            the Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT          The Offered Certificates will be priced to a
SPEED:                      prepayment speed of 100% PPC. (8% CPR in month 1,
                            building linearly (rounded to the nearest
                            hundredth), to 24% CPR in month 12 and thereafter.)

MORTGAGE LOANS:             The trust will consist of two groups of
                            approximately 1,836 fixed rate, Alt-A mortgage loans
                            secured by first liens on one- to four-family
                            residential properties. The information on the
                            Mortgage Loans described herein is based on a pool
                            of Mortgage Loans with an approximate aggregate
                            principal balance of $463,325,392 as of February 1,
                            2007.

                            Approximately 0.07%, 22.15% and 4.35% of the
                            Mortgage Loans are scheduled to pay interest only for the first fifteen, ten, and five years, respectively. After such fifteen-year, ten-year and five-year interest-only term, the Mortgage Loans are scheduled to balloon or amortize on a 5-year, 10-year, 20-year and 25-year fully amortizing basis.
                            All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the prospectus supplement.

GROUP 1                     As of the Cut-off Date, the Group 1 Mortgage Loans
MORTGAGE LOANS:             have an aggregate principal balance of approximately
                            $88,750,877, which equals approximately 19.16% of
                            the Mortgage Loans.

                            Approximately 0.38%, 17.04%, and 5.37% of the Group
                            1 Mortgage Loans are scheduled to pay interest only for the first fifteen, ten, and five years, respectively. After such fifteen-year, ten-year and five-year interest-only term, Group 1 Mortgage Loans are scheduled to balloon in the case of the 15-year interest only period mortgage loans or amortize on a 5-year or 10- year fully amortizing basis.

GROUP 2                     As of the Cut-off Date, the Group 2 Mortgage Loans
MORTGAGE LOANS:             have an aggregate principal balance of approximately
                            $374,574,515, which equals approximately 80.84% of
                            the Mortgage Loans.

                            Approximately 23.26% and 4.11% of the Group 2
                            Mortgage Loans are scheduled to pay interest only for the first ten and five years, respectively.
                            After such ten-year and five-year interest-only term, the Group 2 Mortgage Loans are scheduled to amortize on a 20-year and 25-year fully amortizing basis, respectively.

DELAY DAYS:                 The delay days for the Class 1-A, Class 2-A3, Class
                            2-A4, Class 2-A5, Class PO-1, Class IO-1, Class
                            PO-2, Class IO-2, Class M-1, Class M-2, Class M-3,
                            Class B-1, Class B-2 and Class B-3 Certificates will
                            be 24 days. The delay days for the Class 2-A1 and
                            Class 2-A2 Certificates will be 0 days.

ACCRUAL PERIOD:             The interest accrual period for the Certificates for
                            each Distribution Date will be the calendar month
                            immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

ACCRUED INTEREST:           Assuming a Closing Date of February 28, 2007 the
                            Certificates, except the Class 2-A1 and Class 2-A2
                            Certificates, will settle with [27] days of accrued
                            interest. The Class 2-A1 and Class 2-A2 Certificates
                            will settle with 0 days of accrued interest.

DISCOUNT MORTGAGE           For the Group 1 Mortgage Loans, the Mortgage Loans
                            with a Net Mortgage Rate less than 5.50%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

LOAN: For the Group 2 Mortgage Loans, the Mortgage Loans with a Net Mortgage Rate less than 6.25%

NON-DISCOUNT                Any Mortgage Loan which is not a Discount Mortgage
MORTGAGE LOAN:              Loan.

NET MORTGAGE RATE:          With respect to any Mortgage Loan, the mortgage rate
                            thereon minus the sum of (i) the applicable
                            servicing fee rate and (ii) the applicable mortgage
                            insurance rate, if any.

PO PERCENTAGE:              For each Group 1 Discount Mortgage Loan on any
                            Distribution Date, the percentage equivalent of a
                            fraction, the numerator of which is 5.50% minus the
                            Net Mortgage Rate for such Discount Mortgage Loans
                            and the denominator of which is 5.50% (the "Group 1
                            PO Percentage"). For each Group 2 Discount Mortgage
                            Loan on any Distribution Date, the percentage
                            equivalent of a fraction, the numerator of which is
                            6.25% minus the Net Mortgage Rate for such Discount
                            Mortgage Loans and the denominator of which is 6.25%
                            (the "Group 2 PO Percentage").

INTEREST RATES:             The Class 1-A Certificates will accrue interest at a
                            fixed rate of 5.50%. The Class 2-A1 Certificates
                            will accrue interest at a variable rate of LIBOR +
                            0.32%, subject to a minimum of 0.32% and a maximum
                            rate of 7.00%. The Class 2-A2 will accrue interest
                            at a rate of 6.68% minus LIBOR, subject to a minimum
                            rate of 0.00%. The Class 2-A3, Class 2-A4 and Class
                            2-A5 will accrue interest at a fixed rate of 6.00%.
                            The Class M-1, Class M-2, Class M-3, Class B-1,
                            Class B-2 and Class B-3 Certificates will each
                            accrue an interest rate equal to the weighted
                            average of the weighted average of the Group 1 Net
                            WAC and Group 2 Net WAC.

                            The Class IO-1 Certificates will accrue interest at a fixed rate of 5.50%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Non-Discount
                            Mortgage Loans in Group 1 minus 5.50% and (b) the principal balance of the Non-Discount Mortgage Loans in Group 1 divided by (2) 5.50%.

                            The Class IO-2 Certificates will accrue interest at a fixed rate of 6.25%. The notional balance will be equal to (1) the product of (a) the weighted average of the net mortgage rates of the Non-Discount
                            Mortgage Loans in Group 2 minus 6.25% and (b) the principal balance of the Non-Discount Mortgage Loans in Group 2 divided by (2) 6.25%.

                            The Class PO-1 and Class PO-2 Certificates shall not be entitled to received any distributions of interest.

NON-PO PRINCIPAL            On any Distribution Date, the sum of (1) the product
DISTRIBUTION AMOUNT:        of (a) the Senior Percentage and (b) the Non-PO
                            Percentage of scheduled principal collections and
                            (2) the product of (a) the Senior Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

SUBORDINATE                 On any Distribution Date, the sum of (1) the product
PRINCIPAL DISTRIBUTION      of (a) the Subordinate Percentage and (b) the Non-PO
AMOUNT:                     Percentage of scheduled principal collections and
                            (2) the product of (a) the Subordinate Prepayment
                            Percentage and (b) the Non-PO Percentage of
                            unscheduled principal collections.

GROUP 1                     On any Distribution Date, the percentage equivalent
SENIOR PERCENTAGE:          of a fraction, the numerator of which is the sum of
                            the certificate principal balance of the Group 1
                            Senior Certificates (other than the Class PO -1
                            Certificates) immediately prior to that Distribution
                            Date, and the denominator of which is the aggregate
                            of (1) the principal balance of each Mortgage Loan
                            multiplied by (2) the applicable Non-PO Percentage
                            immediately prior to that Distribution Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

GROUP 2                     On any Distribution Date, the percentage equivalent
SENIOR PERCENTAGE:          of a fraction, the numerator of which is the sum of
                            the certificate principal balance of the Group 2
                            Senior Certificates (other than the Class PO-2
                            Certificates) immediately prior to that Distribution
                            Date, and the denominator of which is the aggregate
                            of (1) the principal balance of each Mortgage Loan
                            multiplied by (2) the applicable Non-PO Percentage
                            immediately prior to that Distribution Date.

SUBORDINATE                 On any Distribution Date, 100% minus the Senior
PERCENTAGE:                 Percentage on such Distribution Date.

CLASS 2-A5 PRIORITY         On any Distribution Date, the product of (x) Class
AMOUNT:                     2-A5 Lockout Percentage (y) Class 2-A5 Priority
                            Percentage (z) sum of the related Non-PO Percentage
                            of the senior scheduled and unscheduled principal
                            collections in each loan in Group 2 times 75.00%

CLASS 2-A5                  On any Distribution Date occurring during the 5
LOCKOUT PERCENTAGE:         years beginning with the first distribution date
                            will equal 0%. Thereafter, the Class 2-A5 percentage
                            for any date after the 5th anniversary of the
                            distribution date will be as follows:

                            For any distribution for the first year thereafter
                            30%; for any distribution for the second year thereafter 40%; for any distribution for the third year thereafter 50%; for any distribution for the sixth year thereafter 60%; for any distribution for the seventh year thereafter 80%; and for any distribution date for the eighth year thereafter
                            100%.

CLASS 2-A5                  On any Distribution Date, will equal the percentage
PRIORITY PERCENTAGE:        equivalent of the fraction which the numerator is
                            the Class 2-A5 Certificate balance immediately prior
                            to such Distribution Date and the denominator of
                            which is equal to the aggregate of class certificate
                            balance of the Class 2-A3, Class 2-A4 and Class 2-A5
                            Certificates immediately prior to such distribution
                            date.

GROUP 1 CLASS PO            On any Distribution Date, the sum of (1) the Group 1
PRINCIPAL DISTRIBUTION      PO Percentage of scheduled principal collections in
AMOUNT:                     respect of Group 1 Discount Mortgage Loans and (2)
                            the Group 1 PO Percentage of unscheduled principal
                            collections in respect of Group 1 Discount Mortgage
                            Loans.

GROUP 2 CLASS PO            On any Distribution Date, the sum of (1) the Group 2
PRINCIPAL DISTRIBUTION      PO Percentage of scheduled principal collections in
AMOUNT:                     respect of Group 2 Discount Mortgage Loans and (2)
                            the Group 2 PO Percentage of unscheduled principal
                            collections in respect of Group 2 Discount Mortgage
                            Loans.

NON-PO PERCENTAGE:          For each Group 1 Discount Mortgage Loan on any
                            Distribution Date, the percentage equivalent of a
                            fraction, the numerator of which is the applicable
                            Net Mortgage Rate for such Discount Mortgage Loans
                            and the denominator of which is 5.50%. For any
                            Non-Discount Mortgage Loan on any Distribution Date,
                            100%.

                            For each Group 2 Discount Mortgage Loan on any
                            Distribution Date, the percentage equivalent of a fraction, the numerator of which is the applicable
                            Net Mortgage Rate for such Discount Mortgage Loans and the denominator of which is 6.25%. For any Non-Discount Mortgage Loan on any Distribution Date,
                            100%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

SENIOR PREPAYMENT           On any Distribution Date, the sum of (1) the Senior
PERCENTAGE:                 Percentage and (2) the product of (a) 100% minus the
                            Prepayment Shift Percentage for such Distribution
                            Date multiplied by (b) the Subordinate Percentage
                            for such Distribution Date.

SUBORDINATE                 On any Distribution Date, 100% minus the Senior
PREPAYMENT PERCENTAGE:      Prepayment Percentage for such loan group.

SHIFTING INTEREST:          For any Distribution Date occurring during the five
                            years beginning on the first Distribution Date, the
                            Mezzanine Certificates and Subordinate Certificates
                            will be locked out from receipt of all unscheduled
                            principal (unless the Senior Certificates are paid
                            down to zero). After such time and subject to
                            standard collateral performance triggers (to be
                            described in the prospectus supplement), the
                            Mezzanine Certificates and Subordinate Certificates
                            will receive an increasing portion of unscheduled
                            principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                                                              PREPAYMENT
                            DISTRIBUTION DATES             SHIFT PERCENTAGE
                            ------------------           -------------------
                            March 2007 - February 2012     0% Pro Rata Share
                            March 2012 - February 2013    30% Pro Rata Share
                            March 2013 - February 2014    40% Pro Rata Share
                            March 2014 - February 2015    60% Pro Rata Share
                            March 2015 - February 2016    80% Pro Rata Share
                            March 2016 and after         100% Pro Rata Share

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates (except that the Class IO-1 Certificates and Class IO-2
                            Certificates will receive no principal).

ALLOCATION OF               Any realized losses (other then the PO Percentage of
REALIZED LOSSES:            such realized losses) on the Mortgage Loans will be
                            allocated as follows: first, to the Subordinate
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective certificate principal balance has been
                            reduced to zero; and third to the related Senior
                            Certificates (other than the Class PO-1, Class PO-2,
                            Class IO-1 and Class IO-2 Certificates) prorata
                            based on outstanding principal balance until the
                            certificate principal balance has been reduced to
                            zero. The Class PO-1 and Class PO-2 Certificates
                            will be reimbursed for any realized losses allocated
                            to such class from amounts payable to the Mezzanine
                            and Subordinate Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

CERTIFICATES' PRIORITY OF   Distributions on the Certificates will be made on
DISTRIBUTIONS:              each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the following
                            order of priority:

                            Concurrently A and B, then C:

                            A.

                            1)   To the Group 1 Senior Certificates and Class
                                 IO-1 Certificates, accrued and unpaid interest at the respective Interest Rate;

                            2)   To the Class PO-1 Certificates the Class PO-1
                                 Principal Distribution Amount;

                            3) To the Class 1-A Certificates, until its certificate principal balances is reduced to zero, the Non-PO-1 Principal Distribution
                                 Amount. (other than any portion of such
                                 principal distributable to the Mezzanine and Subordinate Certificates pursuant to (C) below).

                            B.

                            1)   To the Group 2 Senior Certificates and Class
                                 IO-2 Certificates, accrued and unpaid interest at the respective Interest Rate;

                            2)   To the Class PO-2 Certificates the Class PO-2
                                 Principal Distribution Amount;

                            3) To the Group 2 Senior Certificates (other than the Class PO-2 Certificates), until their Certificate Principal Balances are reduced to zero, the Non-PO Principal Distribution Amount on the following basis:

                                      a)   Approximately [25.000]% to the Class
                                           2A1 Certificates until reduced to
                                           zero

                                      b)   Approximately [75.000]% sequentially
                                           as follows:

                                                1.   Beginning on the
                                                     Distribution Date on [March
                                                     2012], the Class 2-A5
                                                     Priority Amount to the
                                                     Class 2-A5 Certificates
                                                     until their Certificate
                                                     Principal Balance is
                                                     reduced to zero;

                                                2.   The Class 2-A3 Certificate
                                                     until its balance has been
                                                     reduced to zero.

                                                3.   The Class 2-A4 until its
                                                     balance has been reduced to
                                                     zero.

                                                4.   To the Class 2-A5
                                                     Certificate until its
                                                     balance has been reduced to
                                                     zero.

                            C. Sequentially to the Class M-1, Class M-2, Class
                            M-3, Class B-1, Class B-2 and Class B-3
                            Certificates, in that order, in each case up to an amount equal to and in the following order, (i) first, accrued and unpaid interest at the respective
                            Interest Rate and (ii) second, such Class' pro rata share of principal as described under "Shifting
                            Interest" above, until their respective certificate principal balances are reduced to zero. The right of the Subordinate Certificates to receive distributions of principal will be subordinated to the right of the Senior Certificates to receive distributions of principal.

                            On the Distribution Date after the Distribution Date on which the Subordinate Classes are reduced to zero, the Senior Certificates will pay on a pro rata basis from collections on the related mortgage group.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                        GROUP 1 FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
   618,711.00     5.968      5.718       120        112            120              112             0           0           0
   100,858.00     6.375      6.125       120        113            120              113             0           0           0
   356,798.58     6.500      6.250       120        117            120              117             0           0           0
    51,006.18     7.500      7.250       120        114            120              114             0           0           0
    65,889.00     5.990      5.740       120        112            120              112             0           0          12
    87,052.00     5.990      5.740       120        112            120              112             0           0          36
   120,018.00     6.125      5.875       120        111            120              111             0           0          36
    99,825.00     6.250      6.000       120        112            120              112             0           0          36
    99,812.00     6.250      6.000       120        113            120              113             0           0          36
   390,158.36     5.250      5.000       180        175            180              175             0           0           0
10,921,915.61     5.906      5.656       180        173            180              173             0           0           0
 8,897,967.92     6.088      5.838       180        177            180              177             0           0           0
17,576,450.43     6.313      6.063       180        176            180              176             0           0           0
 8,352,862.07     6.548      6.298       180        176            180              176             0           0           0
 8,002,405.24     6.808      6.558       180        176            180              176             0           0           0
 3,365,077.35     7.005      6.755       180        175            180              175             0           0           0
   843,003.25     7.320      7.070       180        173            180              173             0           0           0
   751,249.07     7.534      7.284       180        176            180              176             0           0           0
   359,125.31     7.827      7.577       180        173            180              173             0           0           0
   187,075.68     8.500      8.250       180        170            180              170             0           0           0
   140,274.27     5.875      5.625       180        170            180              170             0           0          12
   385,403.00     5.990      5.740       180        172            180              172             0           0          12
   111,115.44     6.125      5.875       180        170            180              170             0           0          12
   296,661.00     6.375      6.125       180        174            180              174             0           0          12
   169,994.00     6.750      6.500       180        170            180              170             0           0          12
   153,490.14     6.625      6.375       180        176            180              176             0           0          24
    72,997.00     5.625      5.375       180        172            180              172             0           0          36
   445,924.00     5.965      5.715       180        171            180              171             0           0          36
 2,796,933.00     5.959      5.709       180        172            180              172             0           0          36
   195,025.00     5.990      5.740       180        172            180              172             0           0          36
    88,195.00     6.125      5.875       180        173            180              173             0           0          36
   112,837.00     6.625      6.375       180        172            180              172             0           0          36
   192,468.25     6.500      6.250       180        176            180              176             0           0          36
   561,411.57     6.625      6.375       180        175            180              175             0           0          36
    98,486.00     6.500      6.250       180        173            180              173             0           0          36
   198,340.00     6.875      6.625       180        172            180              172             0           0          36
   102,981.00     6.990      6.740       180        173            180              173             0           0          36
   156,498.00     6.990      6.740       180        171            180              171             0           0          36
   716,244.72     6.805      6.555       180        171            180              171             0           0          36
   139,360.00     7.125      6.875       180        171            180              171             0           0          36
    88,021.00     7.500      7.250       180        171            180              171             0           0          36
    64,217.05     7.750      7.500       180        176            180              176             0           0          36
   347,662.80     6.375      6.125       180        176             60               60           120         116           0
 1,109,470.00     6.535      6.285       180        175             60               60           120         115           0
 1,126,098.49     6.832      6.582       180        175             60               60           120         115           0
 1,299,434.46     7.045      6.795       180        175             60               60           120         115           0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

 2,235,675.50     7.305      7.055       180        175             60               60           120         115           0
 1,139,200.00     7.579      7.329       180        175             60               60           120         115           0
 3,716,095.35     7.880      7.630       180        175             60               60           120         115           0
 1,408,000.00     8.054      7.804       180        175             60               60           120         115           0
   452,000.00     8.375      8.125       180        175             60               60           120         115           0
   248,000.00     8.500      8.250       180        174             60               60           120         114           0
   488,000.00     9.125      8.875       180        175             60               60           120         115           0
   601,981.55     6.625      6.375       180        176             60               60           120         116          12
   227,999.00     6.750      6.500       180        176             60               60           120         116          36
   111,499.45     7.125      6.875       180        176             60               60           120         116          36
   608,000.00     8.375      8.125       180        172             60               60           120         112          36
   334,979.27     6.375      6.125       180        175              0                0           180         175           0
   280,000.00     6.500      6.250       180        174            120              120            60          54           0
   403,992.00     6.750      6.500       180        176            120              120            60          56           0
   283,456.84     7.125      6.875       180        176            120              120            60          56           0
   515,836.06     7.625      7.375       180        174            120              120            60          54           0
 1,920,159.89     7.875      7.625       180        175            120              120            60          55           0
 1,171,200.00     8.500      8.250       180        174            120              120            60          54           0
   188,000.00     9.250      9.000       180        175            120              120            60          55           0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

                        GROUP 2 FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO TERM)   (LESS IO TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
 -----------    --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
   551,869.00     6.375      6.125       240        235            240              235             0           0           0
   189,662.00     6.500      6.250       240        233            240              233             0           0           0
   654,863.00     6.802      6.552       240        235            240              235             0           0           0
    98,873.00     7.250      7.000       240        233            240              233             0           0           0
   188,658.68     7.500      7.250       240        238            240              238             0           0           0
    52,907.18     7.750      7.500       240        238            240              238             0           0           0
   400,285.00     6.598      6.348       240        232            240              232             0           0          36
   107,015.00     6.875      6.625       240        233            240              233             0           0          36
   319,554.00     6.887      6.637       240        233            240              233             0           0          36
   343,523.00     7.125      6.875       240        233            240              233             0           0          36
    83,983.00     6.000      5.750       300        293            300              293             0           0           0
   215,559.00     6.375      6.125       300        293            300              293             0           0           0
   220,983.00     6.625      6.375       300        294            300              294             0           0           0
    87,300.00     6.750      6.500       300        293            300              293             0           0           0
   205,415.00     7.250      7.000       300        293            300              293             0           0           0
   258,780.00     6.375      6.125       300        293            300              293             0           0          36
   101,036.00     6.750      6.500       300        293            300              293             0           0          36
   103,760.00     7.375      7.125       300        293            300              293             0           0          36
   135,995.00     7.250      7.000       300        293            300              293             0           0          36
   120,852.00     7.875      7.625       300        293            300              293             0           0          36
   127,059.00     5.500      5.250       360        352            360              352             0           0           0
 6,016,878.63     5.943      5.693       360        353            360              353             0           0           0
13,901,677.76     6.081      5.831       360        358            360              358             0           0           0
32,957,306.68     6.329      6.079       360        357            360              357             0           0           0
36,904,518.02     6.563      6.313       360        357            360              357             0           0           0
49,316,403.28     6.824      6.574       360        357            360              357             0           0           0
22,244,560.81     7.065      6.815       360        357            360              357             0           0           0
17,371,129.86     7.308      7.058       360        357            360              357             0           0           0
11,585,667.87     7.537      7.287       360        357            360              357             0           0           0
10,350,666.58     7.790      7.540       360        357            360              357             0           0           0
   537,490.42     8.000      7.750       360        357            360              357             0           0           0
    75,746.00     8.990      8.740       360        353            360              353             0           0           0
   407,777.00     9.000      8.750       360        351            360              351             0           0           0
   288,855.00     9.375      9.125       360        353            360              353             0           0           0
   133,763.63     5.990      5.740       360        350            360              350             0           0          12
   930,756.00     5.914      5.664       360        351            360              351             0           0          12
   566,029.00     6.125      5.875       360        350            360              350             0           0          12
   223,084.00     6.375      6.125       360        350            360              350             0           0          12
 1,009,357.00     6.290      6.040       360        351            360              351             0           0          12
   188,980.17     6.625      6.375       360        354            360              354             0           0          12
   957,938.00     6.531      6.281       360        352            360              352             0           0          12
   126,107.13     6.875      6.625       360        356            360              356             0           0          12
   199,827.80     6.750      6.500       360        357            360              357             0           0          12
   472,921.18     6.875      6.625       360        355            360              355             0           0          12
   879,201.00     6.936      6.686       360        353            360              353             0           0          12
   217,520.00     7.000      6.750       360        357            360              357             0           0          12
   466,441.22     7.063      6.813       360        356            360              356             0           0          12
   367,055.00     7.125      6.875       360        350            360              350             0           0          12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

   115,153.94     7.375      7.125       360        356            360              356             0           0          12
   267,237.57     7.250      7.000       360        356            360              356             0           0          12
 2,041,680.62     7.301      7.051       360        356            360              356             0           0          12
   358,289.00     7.250      7.000       360        353            360              353             0           0          12
   762,022.16     7.569      7.319       360        355            360              355             0           0          12
    95,166.00     7.500      7.250       360        353            360              353             0           0          12
   118,419.88     7.875      7.625       360        354            360              354             0           0          12
   299,401.93     7.750      7.500       360        356            360              356             0           0          12
   547,520.00     7.788      7.538       360        350            360              350             0           0          12
   289,575.56     6.125      5.875       360        356            360              356             0           0          24
   409,627.35     6.375      6.125       360        356            360              356             0           0          24
   101,342.45     6.875      6.625       360        356            360              356             0           0          24
 1,410,659.11     7.108      6.858       360        356            360              356             0           0          24
 1,745,445.78     7.282      7.032       360        356            360              356             0           0          24
    80,593.18     7.500      7.250       360        356            360              356             0           0          24
   172,412.84     7.500      7.250       360        355            360              355             0           0          24
   446,869.00     5.990      5.740       360        350            360              350             0           0          36
 1,396,349.00     5.990      5.740       360        352            360              352             0           0          36
   167,742.00     5.750      5.500       360        352            360              352             0           0          36
   485,162.00     6.125      5.875       360        350            360              350             0           0          36
   422,718.25     6.074      5.824       360        352            360              352             0           0          36
   681,580.00     6.125      5.875       360        351            360              351             0           0          36
   640,159.00     6.292      6.042       360        351            360              351             0           0          36
 4,468,189.28     6.360      6.110       360        354            360              354             0           0          36
   488,172.82     6.500      6.250       360        353            360              353             0           0          36
   338,146.19     6.500      6.250       360        355            360              355             0           0          36
 6,400,392.71     6.561      6.311       360        354            360              354             0           0          36
 1,199,914.95     6.900      6.650       360        352            360              352             0           0          36
   700,942.22     6.855      6.605       360        353            360              353             0           0          36
   324,350.35     6.875      6.625       360        356            360              356             0           0          36
   137,009.00     6.867      6.617       360        352            360              352             0           0          36
    88,426.00     6.990      6.740       360        350            360              350             0           0          36
10,164,104.03     6.814      6.564       360        355            360              355             0           0          36
    68,646.00     6.875      6.625       360        353            360              353             0           0          36
   738,169.46     7.101      6.851       360        353            360              353             0           0          36
   202,985.48     7.125      6.875       360        355            360              355             0           0          36
   111,017.16     7.000      6.750       360        356            360              356             0           0          36
    67,002.00     7.125      6.875       360        350            360              350             0           0          36
   102,832.00     7.125      6.875       360        353            360              353             0           0          36
 5,075,132.24     7.106      6.856       360        354            360              354             0           0          36
   244,808.00     7.150      6.900       360        353            360              353             0           0          36
   463,818.96     7.318      7.068       360        353            360              353             0           0          36
   206,712.15     7.250      7.000       360        356            360              356             0           0          36
 7,989,678.83     7.286      7.036       360        355            360              355             0           0          36
   305,124.00     7.301      7.051       360        353            360              353             0           0          36
   246,798.88     7.500      7.250       360        352            360              352             0           0          36
   495,248.73     7.625      7.375       360        355            360              355             0           0          36
   129,960.99     7.625      7.375       360        356            360              356             0           0          36
 1,308,493.15     7.583      7.333       360        354            360              354             0           0          36
   318,798.00     7.500      7.250       360        354            360              354             0           0          36
   108,809.59     7.750      7.500       360        354            360              354             0           0          36
   200,242.86     7.820      7.570       360        354            360              354             0           0          36
   252,507.00     7.875      7.625       360        350            360              350             0           0          36
   806,378.07     7.823      7.573       360        354            360              354             0           0          36
   196,256.06     8.059      7.809       360        356            360              356             0           0          36
    74,050.28     8.000      7.750       360        357            360              357             0           0          36
    81,628.00     8.125      7.875       360        353            360              353             0           0          36
   139,597.00     8.375      8.125       360        354            360              354             0           0          36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MANA 2007-F1

   140,062.00     8.375      8.125       360        353            360              353             0           0          36
   109,893.00     8.625      8.375       360        353            360              353             0           0          36
   868,583.00     6.625      6.375       360        355            360              355             0           0          60
   189,999.97     5.875      5.625       360        360            240              240           120         120           0
 1,532,000.00     6.079      5.829       360        359            240              240           120         119           0
 6,336,804.60     6.309      6.059       360        357            240              240           120         117           0
16,981,547.46     6.581      6.331       360        357            240              240           120         117           0
21,565,086.50     6.820      6.570       360        356            240              240           120         116           0
14,217,750.42     7.028      6.778       360        355            240              240           120         115           0
 8,023,963.23     7.302      7.052       360        356            240              240           120         116           0
 6,996,036.09     7.552      7.302       360        355            240              240           120         115           0
 3,457,250.00     7.827      7.577       360        357            240              240           120         117           0
   285,000.00     8.250      8.000       360        355            240              240           120         115           0
   629,892.88     7.125      6.875       360        356            240              240           120         116          12
   228,000.00     7.000      6.750       360        356            240              240           120         116          24
   497,250.00     6.250      6.000       360        355            240              240           120         115          36
   200,720.00     6.500      6.250       360        356            240              240           120         116          36
   335,433.00     6.625      6.375       360        352            240              240           120         112          36
   450,000.00     6.500      6.250       360        356            240              240           120         116          36
   980,973.30     6.589      6.339       360        356            240              240           120         116          36
   156,000.00     6.875      6.625       360        354            240              240           120         114          36
   221,900.00     6.750      6.500       360        356            240              240           120         116          36
   188,000.00     6.875      6.625       360        356            240              240           120         116          36
   825,726.78     7.032      6.782       360        356            240              240           120         116          36
   217,600.00     7.250      7.000       360        356            240              240           120         116          36
   424,720.00     7.375      7.125       360        356            240              240           120         116          36
   685,556.00     7.625      7.375       360        356            240              240           120         116          36
   168,000.00     7.625      7.375       360        356            240              240           120         116          36
   111,055.00     7.750      7.500       360        356            240              240           120         116          36
   216,450.00     5.875      5.625       360        356            240              240           120         116          60
   119,200.00     6.375      6.125       360        356            240              240           120         116          60
   223,920.00     6.375      6.125       360        356            240              240           120         116          60
   502,209.00     6.500      6.250       360        356            240              240           120         116          60
   545,500.00     6.625      6.375       360        356            240              240           120         116          60
   219,787.00     5.990      5.740       360        352            300              300            60          52           0
   354,890.00     6.125      5.875       360        351            300              300            60          51           0
   963,708.00     6.336      6.086       360        351            300              300            60          51           0
 2,495,670.00     6.848      6.598       360        354            300              300            60          54           0
   774,849.94     7.084      6.834       360        354            300              300            60          54           0
 1,355,095.00     7.340      7.090       360        355            300              300            60          55           0
   161,000.00     7.500      7.250       360        353            300              300            60          53           0
   280,000.00     7.750      7.500       360        357            300              300            60          57           0
    66,700.00     9.800      9.550       360        350            300              300            60          50           0
   323,200.00     6.625      6.375       360        356            300              300            60          56          12
   358,400.00     7.125      6.875       360        356            300              300            60          56          12
   912,000.00     7.325      7.075       360        356            300              300            60          56          12
   255,200.00     6.875      6.625       360        356            300              300            60          56          24
   636,400.00     6.250      6.000       360        352            300              300            60          52          36
 1,761,711.00     6.500      6.250       360        353            300              300            60          53          36
 1,357,680.00     6.870      6.620       360        354            300              300            60          54          36
   961,942.73     7.035      6.785       360        354            300              300            60          54          36
 1,563,674.33     7.319      7.069       360        356            300              300            60          56          36
   575,465.08     7.625      7.375       360        356            300              300            60          56          36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)       FREE WRITING PROSPECTUS FOR
                           MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
                           AGGREGATE COLLATERAL SUMMARY

Total Current Balance:                         $463,325,392
Total Number Of Loans:                                 1836


                                  Average or
                              Weighted Average (1)       Minimum            Maximum
Current Balance                 $   252,355.88      $    36,290.00      $ 2,122,629.10
Original Balance                $   253,552.65      $    39,900.00      $ 2,150,000.00

Loan Rate                                6.803%              5.250%              9.800%
Servicing Fee                            0.250%              0.250%              0.250%
Net Loan Rate                            6.553%              5.000%              9.550%

Original LTV                             70.66%               6.49%              95.00%
Original CLTV                            76.02%               6.98%             100.00%

Credit Score (3)                           718                 593                 819

Original Term (MOS)                        324                 120                 360
Remaining Term (MOS)                       320                 111                 360
Seasoning (Mos)                              4                   0                  14

IO Original Term (2)                       110                  60                 180
IO Remaining Term (2)                      106                  50                 175

Top State Concentrations (1)         CA(24.02%),FL(12.40%),NJ(9.76%),NY(6.68%),VA(6.47%)

First Pay Date                                             01/01/2006          03/01/2007
Maturity Date                                              05/01/2016          02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.


                                                                              A1
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Product Type           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Fixed - 10 Year           19    1,599,969.76            0.35      6.210       724        84,209      52.88     52.98          69.20
Fixed - 15 Year          370   87,150,907.39           18.81      6.651       715       235,543      65.17     70.29          24.84
Fixed - 20 Year           17    2,907,209.86            0.63      6.801       733       171,012      76.27     77.14          71.66
Fixed - 25 Year           11    1,533,663.00            0.33      6.817       736       139,424      75.12     75.18          89.98
Fixed - 30 Year        1,419  370,133,642.41           79.89      6.841       719       260,841      71.96     77.46          35.75
Total:                 1,836  463,325,392.42          100.00      6.803       718       252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                       Aggregate        Balance            Weighted      Average   Weighted  Weighted
                       Number of       Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
                        Mortgage         Balance      as of the   Average    Credit      Balance   Original  Original           Full
Amortization Type          Loans     Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Interest Only                363  123,107,657.97          26.57     7.018       721      339,140      74.93     85.27          43.43
Principal and Interest     1,473  340,217,734.45          73.43     6.725       717      230,969      69.11     72.67          30.89
Total:                     1,836  463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                % of
                                                           Aggregate
                                                           Principal
                                             Aggregate       Balance            Weighted      Average  Weighted  Weighted   Percent
                             Number of       Principal   Outstanding  Weighted   Average    Principal   Average   Average      Full
Cut-off Stated                Mortgage         Balance     as of the   Average    Credit      Balance  Original  Original  Documen-
Principal Balances               Loans     Outstanding  Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV    tation
0.01 to 100,000.00                 269   20,933,856.49          4.52     6.755       724       77,821     68.27     71.42     50.64
100,000.01 to 200,000.00           657   96,182,128.96         20.76     6.819       713      146,396     70.49     74.87     41.68
200,000.01 to 300,000.00           378   92,400,792.80         19.94     6.791       713      244,447     72.16     77.83     37.19
300,000.01 to 400,000.00           227   79,016,191.00         17.05     6.799       710      348,089     72.58     79.26     35.65
400,000.01 to 500,000.00           134   59,505,432.67         12.84     6.817       727      444,070     71.03     76.29     27.30
500,000.01 to 600,000.00            97   52,932,485.04         11.42     6.712       727      545,696     70.38     76.36     27.87
600,000.01 to 700,000.00            31   20,450,230.82          4.41     6.818       734      659,685     71.90     76.67     32.74
700,000.01 to 800,000.00            16   12,152,309.63          2.62     6.946       733      759,519     71.05     77.47     19.15
800,000.01 to 900,000.00            10    8,570,697.01          1.85     6.802       710      857,070     61.27     63.50      9.64
900,000.01 to 1,000,000.00           7    6,827,224.70          1.47     6.817       738      975,318     65.69     72.80     14.62
1,100,000.01 to 1,200,000.00         4    4,678,322.72          1.01     6.813       738    1,169,581     65.60     75.75     74.35
1,200,000.01 to 1,300,000.00         3    3,883,091.48          0.84     6.876       728    1,294,364     54.76     56.43      0.00
1,500,000.01 to 2,000,000.00         2    3,670,000.00          0.79     7.339       720    1,835,000     64.77     69.54      0.00
2,000,000.01 to 2,500,000.00         1    2,122,629.10          0.46     7.000       659    2,122,629     51.19     51.19      0.00
Total:                           1,836  463,325,392.42        100.00     6.803       718      252,356     70.66     76.02     34.22



                                              % of Aggregate
                                                   Principal
                                    Aggregate        Balance            Weighted      Average   Weighted  Weighted
                   Number of        Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
Current             Mortgage          Balance      as of the   Average    Credit      Balance   Original  Original           Full
Mortgage Rates         Loans      Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
5.001 to 5.250             1       390,158.36           0.08     5.250       810      390,158      42.81     42.81         100.00
5.251 to 5.500             1       127,059.00           0.03     5.500       717      127,059      80.00    100.00         100.00
5.501 to 5.750            15     3,094,992.80           0.67     5.747       737      206,333      69.84     70.55          63.27
5.751 to 6.000           163    30,669,886.25           6.62     5.968       739      188,159      60.45     62.33          52.44
6.001 to 6.250           171    46,692,602.17          10.08     6.199       730      273,056      58.36     61.51          21.26
6.251 to 6.500           318    80,724,198.35          17.42     6.437       724      253,850      66.34     69.21          35.90
6.501 to 6.750           310    88,533,092.88          19.11     6.692       721      285,591      68.81     74.64          37.79
6.751 to 7.000           305    84,119,659.61          18.16     6.928       719      275,802      72.84     78.95          34.75
7.001 to 7.250           227    52,658,865.25          11.37     7.189       708      231,977      79.20     87.39          39.01
7.251 to 7.500           156    35,322,870.92           7.62     7.430       705      226,429      79.96     88.19          31.90
7.501 to 7.750           105    23,188,358.65           5.00     7.691       696      220,842      82.01     87.75          17.65
7.751 to 8.000            44    12,165,198.58           2.63     7.911       687      276,482      80.38     88.48          14.76
8.001 to 8.250             5     1,067,543.92           0.23     8.158       717      213,509      86.07     95.52           7.65
8.251 to 8.500             8     2,945,934.68           0.64     8.443       662      368,242      81.59     93.21           4.75
8.501 to 8.750             1       109,893.00           0.02     8.625       685      109,893      95.00     95.00         100.00
8.751 to 9.000             2       483,523.00           0.10     8.998       645      241,762      81.54     89.97          15.67
9.001 to 9.250             2       676,000.00           0.15     9.160       671      338,000      80.00     95.00           0.00
9.251 to 9.500             1       288,855.00           0.06     9.375       681      288,855      95.00     95.00         100.00
9.751 to 10.000            1        66,700.00           0.01     9.800       683       66,700      35.90     35.90           0.00
Total:                 1,836   463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                              A2
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                              % of Aggregate
                                                   Principal
                                    Aggregate        Balance            Weighted      Average   Weighted  Weighted
                   Number of        Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
                    Mortgage          Balance      as of the   Average    Credit      Balance   Original  Original           Full
Remaining Term         Loans      Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
109 to 120                19     1,599,969.76           0.35     6.210       724       84,209      52.88     52.98          69.20
157 to 168                 3     1,038,011.16           0.22     6.354       751      346,004      78.39     81.16          34.08
169 to 180               367    86,112,896.23          18.59     6.655       715      234,640      65.01     70.16          24.72
229 to 240                17     2,907,209.86           0.63     6.801       733      171,012      76.27     77.14          71.66
289 to 300                11     1,533,663.00           0.33     6.817       736      139,424      75.12     75.18          89.98
337 to 348                 2       451,728.24           0.10     6.707       718      225,864      80.95     80.95         100.00
349 to 360             1,417   369,681,914.17          79.79     6.841       719      260,891      71.95     77.45          35.67
Total:                 1,836   463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22

                                                % of Aggregate
                                                     Principal
                                      Aggregate        Balance            Weighted      Average   Weighted  Weighted
Original            Number of         Principal    Outstanding  Weighted   Average    Principal    Average   Average        Percent
Loan-to-Value        Mortgage           Balance      as of the   Average    Credit      Balance   Original  Original           Full
Ratios                  Loans       Outstanding   Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
0.01 to 10.00               1         58,185.00           0.01     5.750       765       58,185       6.49      6.98         100.00
10.01 to 20.00             17      2,388,625.21           0.52     6.348       739      140,507      16.04     16.32          11.45
20.01 to 30.00             47      7,266,902.52           1.57     6.394       743      154,615      25.10     27.95          15.11
30.01 to 40.00             78     15,330,862.09           3.31     6.449       729      196,550      35,49     36.39          18.90
40.01 to 50.00            116     29,266,946.52           6.32     6.479       728      252,301      45.71     46.54          24.28
50.01 to 60.00            203     62,190,731.54          13.42     6.534       715      306,358      56.28     58.81          12.62
60.01 to 70.00            205     62,303,602.70          13.45     6.607       723      303,920      66.30     69.24          26.13
70.01 to 75.00            116     32,269,770.06           6.96     6.705       722      278,188      73.33     76.58          45.18
75.01 to 80.00            762    198,844,716.94          42.92     6.951       716      260,951      79.64     89.52          38.86
80.01 to 85.00             47      9,628,864.57           2.08     7.050       701      204,869      83.82     83.85          39.72
85.01 to 90.00            147     27,865,227.85           6.01     7.154       710      189,559      89.29     89.66          60.37
90.01 to 95.00             97     15,910,957.42           3.43     7.400       716      164,030      94.71     94.81          65.96
Total:                  1,836    463,325,392.42         100.00     6.803       718      252,356      70.66     76.02          34.22


                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                    Number of         Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage           Balance       as of the   Average    Credit      Balance   Original  Original           Full
Credit Scores           Loans       Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
<=0                         3        822,146.99            0.18     7.207         0      274,049      74.49     74.49          78.76
576 to 600                  1        183,451.28            0.04     6.250       593      183,451      58.99     58.99           0.00
601 to 625                 22      4,526,588.17            0.98     7.012       623      205,754      69.32     71.84           9.64
626 to 650                115     29,575,485.05            6.38     7.147       638      257,178      72.43     78.27          11.80
651 to 675                153     38,742,220.07            8.36     6.909       663      253,217      69.32     72.96          10.06
676 to 700                438    108,407,885.19           23.40     6.929       688      247,507      72.37     78.23          34.38
701 to 725                366     82,006,012.82           17.70     6.812       713      224,060      73.11     79.86          40.44
726 to 750                291     75,138,122.88           16.22     6.669       737      258,207      70.21     76.21          39.94
751 to 775                234     63,841,882.49           13.78     6.679       761      272,829      71.07     75.89          34.83
776 to 800                165     46,496,468.82           10.04     6.647       787      281,797      65.03     68.68          39.79
801 to 825                 48     13,585,128.66            2.93     6.455       808      283,024      62.25     65.26          65.41
Total:                  1,836    463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22


                                                                              A3
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Geographic Area           Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Alabama                      21    3,085,324.26            0.67     6.771       723      146,920      82.76     85.54          59.88
Alaska                        7    1,381,373.77            0.30     6.971       687      197,339      78.68     81.91          29.79
Arizona                      48   11,059,102.17            2.39     6.764       700      230,398      70.64     73.56          31.98
Arkansas                      7      726,194.74            0.16     7.237       724      103,742      84.47     84.49          63.59
California                  327  111,312,225.63           24.02     6.731       717      340,404      64.42     68.82          13.69
Colorado                     26    5,973,730.72            1.29     7.041       720      229,759      69.53     76.54          13.91
Connecticut                  28    8,231,947.79            1.78     6.868       716      293,998      71.88     75.55          47.58
Delaware                      7    1,594,788.18            0.34     7.150       713      227,827      82.04     88.69          32.95
District of Columbia          7    2,411,292.58            0.52     6.604       716      344,470      65.32     71.58          14.10
Florida                     245   57,473,915.45           12.40     6.822       710      234,587      70.15     75.10          19.83
Georgia                      60   11,128,025.66            2.40     6.736       714      185,467      77.27     85.82          46.52
Hawaii                       11    2,807,491.14            0.61     6.860       728      255,226      69.60     70.65          57.68
Idaho                         3      404,650.06            0.09     6.533       728      134,883      63.07     85.47          55.61
Illinois                     56   10,696,536.06            2.31     7.152       712      191,010      75.06     80.24          23.74
Indiana                      10    1,125,154.40            0.24     6.968       721      112,515      83.07     86.57          82.96
Iowa                          7      709,946.56            0.15     6.824       719      101,421      85.31     85.40          71.02
Kansas                       10    1,271,436.37            0.27     6.705       716      127,144      76.35     78.18          42.45
Kentucky                      3      320,712.08            0.07     6.915       743      106,904      73.72     78.90          57.94
Louisiana                    12    2,069,067.51            0.45     7.145       692      172,422      85.23     96.37          14.66
Maine                        12    2,171,676.78            0.47     6.727       704      180,973      72.97     73.01          46.61
Maryland                     75   21,921,334.88            4.73     6.780       728      292,284      74.29     82.66          64.70
Massachusetts                37   10,258,812.28            2.21     6.839       712      277,265      73.17     77.57          23.82
Michigan                     27    4,329,086.58            0.93     6.791       729      160,337      77.37     82.15          54.53
Minnesota                    16    3,273,428.85            0.71     6.723       742      204,589      77.70     80.11          72.40
Mississippi                   7      860,786.12            0.19     7.063       718      122,969      83.25     86.12          34.61
Missouri                     19    2,521,470.71            0.54     6.966       713      132,709      78.61     85.86          39.25
Montana                       2      237,313.32            0.05     7.447       724      118,657      82.86     82.86           0.00
Nebraska                      7      860,419.39            0.19     7.134       701      122,917      82.99     93.65          39.75
Nevada                       20    5,103,128.96            1.10     6.675       710      255,156      66.32     68.46          40.76
New Hampshire                 8    1,954,238.44            0.42     6.365       716      244,280      68.06     72.69          16.79
New Jersey                  127   45,236,325.27            9.76     6.877       719      356,192      69.19     75.98          43.52
New Mexico                    7    1,453,330.38            0.31     7.063       724      207,619      73.99     81.42          35.89
New York                    101   30,947,989.92            6.68     6.743       720      306,416      66.50     71.49          29.97
North Carolina               44    9,625,875.00            2.08     6.668       730      218,770      74.20     82.88          28.46
North Dakota                  1      149,175.00            0.03     6.500       750      149,175      79.70     79.70           0.00
Ohio                         51    6,863,078.08            1.48     6.803       717      134,570      82.38     83.09          71.18
Oklahoma                     16    1,824,431.21            0.39     7.081       709      114,027      81.99     90.01          63.66
Oregon                        9    1,748,209.05            0.38     6.442       729      194,245      72.78     80.67          54.04
Pennsylvania                 74   12,800,003.13            2.76     6.776       720      172,973      74.98     79.63          57.42
Rhode Island                 11    2,473,794.66            0.53     6.793       722      224,890      73.98     75.74          42.33
South Carolina               23    4,121,329.60            0.89     6.565       724      179,188      66.15     69.34          17.16
South Dakota                  2      253,473.76            0.05     7.810       724      126,737      94.27     94.49          47.68
Tennessee                    17    1,948,038.04            0.42     6.953       711      114,590      81.75     83.73          50.53
Texas                        92   15,762,622.52            3.40     6.877       701      171,333      77.18     84.03          36.81
Utah                          5      977,427.60            0.21     6.972       723      195,486      74.04     88.08          38.08
Vermont                       4      525,102.37            0.11     6.928       765      131,276      60.64     60.78          76.23
Virginia                     82   29,960,700.75            6.47     6.793       743      365,374      73.57     81.71          65.27
Washington                   25    6,662,181.33            1.44     6.715       718      266,487      79.45     82.38          63.76
Wisconsin                    19    2,563,505.31            0.55     7.539       701      134,921      83.09     86.12          64.56
Wyoming                       1      154,188.00            0.03     6.750       681      154,188      66.24     66.48         100.00
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Occupancy Type            Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Primary                   1,475  380,689,890.72           82.16     6.788       717      258,095      71.89     78.03          38.96
Investment                  298   60,979,877.54           13.16     6.895       724      204,630      65.66     67.23          11.63
Second Home                  63   21,655,624.16            4.67     6.798       721      343,740      63.10     65.41          14.48
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                                              A4
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Property Type             Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Single Family Residence   1,293  316,047,100.40           68.21     6.786       716      244,429      70.95     75.70          36.41
PUD                         241   70,909,190.31           15.30     6.783       723      294,229      71.79     79.78          37.34
2-4 Family                  158   45,311,341.99            9.78     6.970       717      286,781      67.83     72.02          11.19
Condominium                 141   30,171,961.50            6.51     6.775       725      213,986      68.95     76.12          37.43
Townhouse                     2      625,798.22            0.14     6.548       734      312,899      79.01     89.50         100.00
Vacant Land                   1      260,000.00            0.06     7.625       761      260,000      80.00     80.00           0.00
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                 % of Aggregate
                                                      Principal
                                      Aggregate         Balance            Weighted      Average   Weighted  Weighted
                      Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average        Percent
                       Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original           Full
Loan Purpose              Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Purchase                    600  162,061,810.68           34.98     7.011       725      270,103      77.48     88.20          40.17
Refinance - Rate Term       262   68,584,930.99           14.80     6.737       718      261,775      67.48     71.85          28.16
Refinance - Cashout         974  232,678,650.75           50.22     6.677       713      238,890      66.84     68.76          31.86
Total:                    1,836  463,325,392.42          100.00     6.803       718      252,356      70.66     76.02          34.22

                                                  % of Aggregate
                                                       Principal
                                       Aggregate         Balance            Weighted      Average  Weighted  Weighted
                       Number of       Principal     Outstanding  Weighted   Average    Principal   Average   Average        Percent
                        Mortgage         Balance       as of the   Average    Credit      Balance  Original  Original           Full
Wachovia Documentation     Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV  Documentation
Full                          34    8,549,156.70            1.85     6.596       721      251,446     70.59     79.56         100.00
Limited                        2      279,000.00            0.06     6.375       687      139,500     79.06     92.25           0.00
1 Paystub & 2 W2's            19    4,357,751.82            0.94     6.949       684      229,355     77.78     85.96           0.00
1 Paystub, W2 or 1040          1       54,150.00            0.01     7.125       655       54,150     95.00     95.00           0.00
2Yr 1040 and/or
 Business Records              3    1,512,796.99            0.33     6.802       721      504,266     70.77     72.83           0.00
No Income No Assets           34    9,163,667.50            1.98     6.843       714      269,520     61.27     65.04           0.00
No Income No Assets
 No Employment               127   27,100,275.93            5.85     6.798       718      213,388     57.89     58.68           0.00
No Income Verified
 Assets                       80   25,100,581.58            5.42     6.642       717      313,757     64.72     67.63           0.00
No Ratio                      37   12,355,645.44            2.67     6.972       709      333,936     68.41     71.12           0.00
Stated Income Stated
 Assets                      107   28,309,931.60            6.11     6.665       704      264,579     60.79     64.29           0.00
Stated Income
 Verified Assets             215   59,796,228.59           12.91     6.753       713      278,122     69.48     73.90           0.00
Written Verification
 of Employment                 1      148,236.15            0.03     7.750       770      148,236     90.00     90.00           0.00
Total:                       660  176,727,422.30           38.14     6.748       712      267,769     65.44     69.09           4.84

                                                   % of Aggregate
                                                        Principal
                                        Aggregate         Balance            Weighted      Average  Weighted  Weighted
                         Number of      Principal     Outstanding  Weighted   Average    Principal   Average   Average       Percent
                          Mortgage        Balance       as of the   Average    Credit      Balance  Original  Original          Full
Ameriquest Documentation     Loans    Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV Documentation
Full                           487  84,560,757.34           18.25     6.698       724      173,636     75.54     77.81        100.00
Stated                         239  56,647,048.87           12.23     6.979       718      237,017     76.49     84.15          0.00
Limited                         36   7,199,672.02            1.55     6.521       719      199,991     73.61     75.66          0.00
Reduced                          2     946,867.00            0.20     7.161       689      473,434     80.00    100.00          0.00
Stated Income Stated
 Assets                          4   1,319,370.30            0.28     7.313       707      329,843     80.00    100.00          0.00
Total:                         768 150,673,715.53           32.52     6.803       721      196,190     75.87     80.42         56.12

                                                  % of Aggregate
                                                       Principal
                                       Aggregate         Balance            Weighted      Average  Weighted  Weighted
                       Number of       Principal     Outstanding  Weighted   Average    Principal   Average   Average       Percent
                        Mortgage         Balance       as of the   Average    Credit      Balance  Original  Original          Full
Indymac Documentation      Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding       LTV      CLTV Documentation
Full                          34    7,575,620.43            1.64     6.427       725      222,812     70.32     74.10        100.00
No Documentation              49    9,569,122.40            2.07     6.518       710      195,288     50.05     51.11          0.00
No Income No Assets           13    3,938,627.67            0.85     6.409       704      302,971     60.48     60.48          0.00
No Ratio                      20    9,082,471.53            1.96     6.832       697      454,124     67.09     73.93          0.00
Reduced                       89   29,950,433.49            6.46     7.061       704      336,522     71.27     80.91          0.00
Stated Income Stated
 Assets                        1      134,254.55            0.03     6.375       681      134,255     36.80     36.80          0.00
Total:                       206   60,250,530.07           13.00     6.816       707      292,478     66.37     72.83         12.57

                                                                              A5
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
ALL RECORDS


                                                      % of Aggregate
                                                           Principal
                                           Aggregate         Balance            Weighted      Average   Weighted  Weighted   Percent
                           Number of       Principal     Outstanding  Weighted   Average    Principal    Average   Average      Full
Documentation -             Mortgage         Balance       as of the   Average    Credit      Balance   Original  Original  Documen-
All Others                     Loans     Outstanding    Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV    tation
Full                             165   57,860,801.16           12.49     6.855       739      350,672      77.01     87.57    100.00
Stated                             1      263,198.00            0.06     6.875       765      263,198      80.00     95.00      0.00
No Income No Assets                7    5,342,470.00            1.15     7.356       701      763,210      65.40     66.62      0.00
No Income Verified Assets          2    1,058,179.00            0.23     6.950       730      529,090      78.47     93.34      0.00
No Ratio                           2      759,718.36            0.16     7.220       665      379,859      80.00     80.00      0.00
Stated Income Stated
Assets                             8    3,925,050.00            0.85     7.203       703      490,631      72.03     84.08      0.00
Stated Income Verified
Assets                            17    6,464,308.00            1.40     6.921       745      380,253      75.61     87.65      0.00
Total:                           202   75,673,724.52           16.33     6.920       734      374,622      75.87     85.95     76.46

                                                                              A6
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
                            MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
(MERRILL LYNCH LOGO)        GROUP I SUMMARY


Total Current Balance:                                       $88,750,877
Total Number of Loans:                                               389

                                     Average or
                                 Weighted Average (1)         Minimum                 Maximum
Current Balance                    $   228,151.36         $    36,290.00         $ 2,122,629.10
Original Balance                   $   230,895.55         $    39,900.00         $ 2,150,000.00

Loan Rate                                   6.643%                 5.250%                 9.250%
Servicing Fee                               0.250%                 0.250%                 0.250%
Net Loan Rate                               6.393%                 5.000%                 9.000%

Original LTV                                64.95%                  6.49%                 95.00%
Original CLTV                               69.98%                  6.98%                100.00%

Credit Score (3)                              715                    620                    817

Original Term (mos)                           179                    120                    180
Remaining Term (mos)                          174                    111                    180
Seasoning (mos)                                 5                      0                     14

IO Original Term (2)                          107                     60                    180
IO Remaining Term (2)                         102                     51                    175

Top State Concentrations (1)                CA(38.83%),FL(9.84%),NY(9.29%),NJ(6.33%),TX(4.11%)

First Pay Date                                                  01/01/2006               03/01/2007
Maturity Date                                                   05/01/2016               02/01/2022


(1)  Based on current balances.
(2)  For Interest-Only loans.
(3)  For loans with Credit Scores.

                                                                              A7
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1



                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Product Type            Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Fixed - 10 Year            19    1,599,969.76              1.80     6.210       724       84,209      52.88     52.98          69.20
Fixed - 15 Year           370   87,150,907.39             98.20     6.651       715      235,543      65.17     70.29          24.84
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64


                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Amortization Type       Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Interest Only              56   20,216,740.66             22.78     7.574       692      361,013      77.89     93.04           3.93
Principal and
Interest                  333   68,534,136.49             77.22     6.369       722      205,808      61.13     63.17          32.04
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64


                                                                % of
                                                           Aggregate
                                                           Principal
                                             Aggregate       Balance            Weighted      Average   Weighted  Weighted   Percent
                             Number of       Principal   Outstanding  Weighted   Average    Principal    Average   Average      Full
Cut-off Stated                Mortgage         Balance     as of the   Average    Credit      Balance   Original  Original  Documen-
Principal Balances               Loans     Outstanding  Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV    tation
0.01 to 100,000.00                 107    8,142,832.14          9.17     6.351       728       76,101      57.53     60.19     59.29
100,000.01 to 200,000.00           133   18,946,298.21         21.35     6.480       716      142,453      61.85     64.63     43.81
200,000.01 to 300,000.00            53   12,790,156.54         14.41     6.570       701      241,324      63.12     67.51     27.13
300,000.01 to 400,000.00            33   11,930,049.00         13.44     6.864       705      361,517      70.32     80.02     15.11
400,000.01 to 500,000.00            24   10,771,342.16         12.14     6.876       720      448,806      68.62     77.99      4.36
500,000.01 to 600,000.00            23   12,511,392.24         14.10     6.480       735      543,974      70.52     74.88     22.00
600,000.01 to 700,000.00             8    5,258,854.27          5.93     6.718       729      657,357      65.22     67.80      0.00
700,000.01 to 800,000.00             5    3,864,330.29          4.35     7.135       710      772,866      70.86     79.01      0.00
1,100,000.01 to 1,200,000.00         1    1,129,901.72          1.27     6.750       679    1,129,902      70.00     70.00    100.00
1,200,000.01 to 1,300,000.00         1    1,283,091.48          1.45     6.750       728    1,283,091      40.00     40.00      0.00
2,000,000.01 to 2,500,000.00         1    2,122,629.10          2.39     7.000       659    2,122,629      51.19     51.19      0.00
Total:                             389   88,750,877.15        100.00     6.643       715      228,151      64.95     69.98     25.64


                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
Current              Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Mortgage Rates          Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
5.001 to 5.250              1      390,158.36              0.44     5.250       810      390,158      42.81     42.81         100.00
5.501 to 5.750             12    2,404,522.80              2.71     5.746       739      200,377      68.99     69.90          52.72
5.751 to 6.000            109   15,938,167.19             17.96     5.961       739      146,222      58.50     60.90          58.50
6.001 to 6.250             62   15,559,134.67             17.53     6.197       732      250,954      51.88     54.42          14.81
6.251 to 6.500             63   16,822,206.66             18.95     6.426       715      267,019      65.24     67.02          19.47
6.501 to 6.750             43   11,200,760.99             12.62     6.696       718      260,483      66.78     70.48          30.78
6.751 to 7.000             37    8,860,647.32              9.98     6.942       697      239,477      67.08     70.21          17.97
7.001 to 7.250             10    2,770,079.15              3.12     7.198       661      277,008      79.19     92.69          22.98
7.251 to 7.500             13    2,550,613.77              2.87     7.429       707      196,201      78.02     88.95           8.84
7.501 to 7.750             14    3,091,388.42              3.48     7.692       685      220,813      80.12     98.36           7.69
7.751 to 8.000             15    5,212,922.14              5.87     7.932       688      347,528      80.13     97.70           1.00
8.001 to 8.250              2      608,000.00              0.69     8.125       696      304,000      80.00     96.58           0.00
8.251 to 8.500              6    2,666,275.68              3.00     8.450       658      444,379      80.80     93.63           0.00
9.001 to 9.250              2      676,000.00              0.76     9.160       671      338,000      80.00     95.00           0.00
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Remaining Term          Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
109 to 120                109    1,599,969.76              1.80     6.210       724       84,209      52.88     52.98          69.20
157 to 168                  3    1,038,011.16              1.17     6.354       751      346,004      78.39     81.16          34.08
169 to 180                367   86,112,896.23             97.03     6.655       715      234,640      65.01     70.16          24.72
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                                              A8
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
Original Loan-       Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
to-Value Ratios         Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
0.01 to 10.00               1       58,185.00              0.07     5.750       765       58,185       6.49      6.98         100.00
10.01 to 20.00              8      811,885.55              0.91     6.264       719      101,486      16.11     16.91          33.69
20.01 to 30.00             28    3,726,180.92              4.20     6.218       742      133,078      24.56     27.90          19.37
30.01 to 40.00             26    4,564,443.80              5.14     6.341       728      175,556      36.61     36.63          14.46
40.01 to 50.00             51   10,683,431.31             12.04     6.246       728      209,479      45.42     45.43          29.44
50.01 to 60.00             53   13,114,053.55             14.78     6.346       708      247,435      55.41     58.09          21.76
60.01 to 70.00             44   12,813,527.82             14.44     6.372       729      291,217      65.61     67.05          23.69
70.01 to 75.00             24    5,616,915.04              6.33     6.385       718      234,038      73.63     73.68          41.71
75.01 to 80.00            117   32,354,023.73             36.45     7.114       703      276,530      79.70     91.41          17.75
80.01 to 85.00              8    1,055,008.04              1.19     6.750       723      131,876      84.00     84.08          75.64
85.01 to 90.00             17    2,528,991.90              2.85     6.717       720      148,764      89.15     89.27          76.98
90.01 to 95.00             12    1,424,230.49              1.60     7.244       719      118,686      93.55     93.59          82.36
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                 % of Aggregate
                                                      Principal
                                    Aggregate           Balance            Weighted      Average   Weighted  Weighted
                    Number of       Principal       Outstanding  Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance         as of the   Average    Credit      Balance   Original  Original           Full
Credit Scores           Loans     Outstanding      Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
<=0                         1      108,705.26              0.12     7.000         0      108,705      70.00     70.00           0.00
601 to 625                  5    1,066,732.58              1.20     6.629       623      213,347      59.52     59.52          17.51
626 to 650                 30    7,987,364.93              9.00     7.342       639      266,245      73.42     86.54          10.66
651 to 675                 45   11,826,512.81             13.33     6.937       663      262,811      64.70     69.81           2.52
676 to 700                 62   14,552,451.16             16.40     6.810       688      234,717      66.65     73.29          24.66
701 to 725                 72   13,606,746.55             15.33     6.566       713      188,983      66.41     71.68          27.58
726 to 750                 72   17,062,238.12             19.22     6.475       737      236,976      63.95     67.68          32.24
751 to 775                 47   11,006,259.82             12.40     6.385       759      234,176      65.12     67.72          31.43
776 to 800                 40    8,114,172.24              9.14     6.296       788      202,854      59.55     62.12          42.43
801 to 825                 15    3,419,693.68              3.85     6.081       810      227,980      51.65     51.68          48.84
Total:                    389   88,750,877.15            100.00     6.643       715      228,151      64.95     69.98          25.64

                                                                              A9
Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP I


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Geographic Area        Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Alabama                    7    1,254,640.71            1.41      6.315       740       179,234      79.62     81.90           78.49
Alaska                     4      618,710.04            0.70      6.401       681       154,678      76.13     83.35           33.32
Arizona                    9    2,154,289.12            2.43      6.836       719       239,365      72.15     78.47           35.05
Arkansas                   2      139,271.00            0.16      6.729       775        69,636      76.67     76.67          100.00
California               105   34,465,985.60           38.83      6.855       712       328,247      64.87     72.41            9.55
Colorado                   7    1,614,061.96            1.82      7.402       717       230,580      74.37     86.55           33.24
Connecticut                7    1,334,015.17            1.50      6.423       744       190,574      57.37     60.79           31.93
District of Columbia       1      207,263.72            0.23      6.250       636       207,264      49.41     49.41            0.00
Florida                   42    8,736,128.42            9.84      6.495       693       208,003      68.16     74.21           11.04
Georgia                    7    1,341,862.73            1.51      6.262       729       191,695      67.45     68.34           66.73
Hawaii                     2      245,849.89            0.28      6.462       719       122,925      51.97     63.79           41.35
Idaho                      2      179,608.09            0.20      5.949       788        89,804      41.85     67.27            0.00
Illinois                   8    1,209,436.28            1.36      6.908       714       151,180      72.00     74.34           64.73
Indiana                    4      395,745.54            0.45      6.751       720        98,936      77.65     87.43           73.86
Iowa                       2      172,128.41            0.19      6.467       719        86,064      83.42     83.63           34.45
Kansas                     3      284,437.23            0.32      6.129       721        94,812      82.35     90.39           63.68
Louisiana                  2      248,950.41            0.28      6.947       712       124,475      88.89     89.16           37.14
Maine                      2      212,781.00            0.24      6.161       763       106,391      85.88     86.10          100.00
Maryland                   9    1,511,995.98            1.70      6.464       730       168,000      65.64     68.30           58.06
Massachusetts              4      812,312.68            0.92      6.058       714       203,078      52.25     65.22           25.67
Michigan                   7      860,583.32            0.97      6.841       742       122,940      76.61     80.30           40.91
Minnesota                  2      323,719.38            0.36      6.143       756       161,860      62.71     62.71          100.00
Mississippi                1       87,052.00            0.10      5.990       778        87,052      59.28     59.56          100.00
Missouri                   2      147,147.00            0.17      5.990       781        73,574      65.42     65.42          100.00
Nevada                     4      980,961.10            1.11      6.260       705       245,240      42.15     42.21           11.25
New Hampshire              5    1,441,981.57            1.62      6.204       726       288,396      65.00     67.02           22.76
New Jersey                15    5,622,322.66            6.33      6.546       688       374,822      54.42     54.43           18.41
New Mexico                 1      208,000.00            0.23      8.125       654       208,000      80.00     90.00            0.00
New York                  32    8,243,215.43            9.29      6.333       743       257,600      54.24     54.94           16.06
North Carolina             6    1,160,009.43            1.31      6.459       711       193,335      76.16     76.16           13.23
Ohio                      13    1,463,171.94            1.65      6.658       703       112,552      74.39     74.52           78.22
Oklahoma                   7      704,851.96            0.79      6.791       741       100,693      77.94     84.96           92.76
Oregon                     4      886,914.05            1.00      6.172       721       221,729      68.09     83.56           22.94
Pennsylvania              18    2,333,736.72            2.63      6.241       750       129,652      62.38     63.74           90.58
South Carolina             3      244,109.00            0.28      6.600       722        81,370      77.83     77.83          100.00
Tennessee                  6      734,541.40            0.83      6.801       739       122,424      74.82     74.84           54.48
Texas                     22    3,645,820.29            4.11      6.544       701       165,719      68.25     70.23           63.53
Virginia                   6    1,582,863.87            1.78      6.659       753       263,811      66.50     68.70           10.99
Washington                 4      769,816.61            0.87      6.859       691       192,454      77.42     88.05           59.93
Wisconsin                  2      170,585.44            0.19      6.658       729        85,293      75.26     83.71          100.00
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Occupancy Type         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Primary                  322   70,412,841.47           79.34      6.626       714       218,673      65.93     71.61           30.46
Investment                52   12,603,184.67           14.20      6.734       730       242,369      61.99     65.63            4.07
Second Home               15    5,734,851.01            6.46      6.660       703       382,323      59.37     59.47           13.76
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Property Type          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Single Family Residence  300   65,221,861.76           73.49      6.598       715       217,406      65.04     69.54           30.96
2-4 Family                35    9,805,928.81           11.05      6.910       718       280,169      63.85     69.86            4.78
PUD                       32    8,632,246.98            9.73      6.812       699       269,758      67.61     75.45           15.99
Condominium               22    5,090,839.60            5.74      6.423       743       231,402      61.36     66.57           13.97
Total:                   389   88,750,877.15          100.00      6.643       715       228,151      64.95     69.98           25.64



                                                                             A10

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 1


                                               % of Aggregate
                                                    Principal
                                    Aggregate         Balance             Weighted      Average   Weighted  Weighted
                    Number of       Principal     Outstanding   Weighted   Average    Principal    Average   Average        Percent
                     Mortgage         Balance       as of the    Average    Credit      Balance   Original  Original           Full
Loan Purpose            Loans     Outstanding    Cut-off Date     Coupon     Score  Outstanding        LTV      CLTV  Documentation
Purchase                   73   25,800,674.01           29.07      7.229       704      353,434      73.81     85.90           6.25
Refinance - Rate Term      64   15,877,160.88           17.89      6.509       728      248,081      60.74     62.67          25.04

Refinance - Cashout       252   47,073,042.26           53.04      6.367       718       186,98      61.51     63.71          36.46
Total:                    389   88,750,877.15          100.00      6.643       715      228,151      64.95     69.98          25.64


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Wachovia            Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                       1      518,249.73            0.58      6.250     786        518,250       44.44     44.44         100.00
No Income No Assets        1       59,798.04            0.07      6.250     669         59,798       40.82     40.82           0.00
No Income No Assets
 No Employment            13    2,440,928.60            2.75      6.223     727        187,764       34.88     35.05           0.00
No Income Verified
 Assets                    2      858,000.00            0.97      6.238     657        429,000       78.11     87.44           0.00
No Ratio                   2      319,016.63            0.36      7.305     649        159,508       65.87     65.87           0.00
Stated Income
 Stated Assets             8    2,468,346.61            2.78      6.273     736        308,543       57.36     64.22           0.00
Stated Income
 Verified Assets          12    3,139,156.50            3.54      6.380     732        261,596       65.07     65.59           0.00
Total:                    39    9,803,496.11           11.05      6.324     725        251,372       55.54     58.29           5.29



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Ameriquest          Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                     116   14,658,141.63           16.52      6.205       741       126,363      66.12     67.21          100.00
Stated                    18    3,036,591.34            3.42      6.552       738       168,700      65.16     69.68            0.00
Limited                   10    1,002,118.00            1.13      6.044       712       100,212      53.77     53.92            0.00
Total:                   144   18,696,850.97           21.07      6.253       739       129,839      65.31     66.90           78.40



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Indymac             Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                      34    7,575,620.43            8.54      6.427       725       222,812      70.32     74.10          100.00
No Documentation          49    9,569,122.40           10.78      6.518       710       195,288      50.05     51.11            0.00
No Income No Assets       13    3,938,627.67            4.44      6.409       704       302,971      60.48     60.48            0.00
No Ratio                  20    9,082,471.53           10.23      6.832       697       454,124      67.09     73.93            0.00
Reduced                   89   29,950,433.49           33.75      7.061       704       336,522      71.27     80.91            0.00
Stated Income Stated
 Assets                    1      134,254.55            0.15      6.375       681       134,255      36.80     36.80            0.00
Total:                   206   60,250,530.07           67.89      6.816       707       292,478      66.37     72.83           12.57

                                                                             A11


Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)
FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
GROUP II SUMMARY


Total Current Balance:                                       $374,574,515
Total Number of Loans:                                           1447


                                     Average or
                                Weighted Average (1)           Minimum                     Maximum

Current Balance                     $258,862.83               $41,970.35                $1,920,000.00
Original Balance                    $259,643.60               $42,000.00                $1,920,000.00


Loan Rate                              6.841%                   5.500%                      9.800%
Servicing Fee                          0.250%                   0.250%                      0.250%
Net Loan Rate                          6.591%                   5.250%                      9.550%


Original LTV                           72.01%                   11.70%                      95.00%
Original CLTV                          77.45%                   11.70%                     100.00%

Credit Score (3)                         719                      593                        819

Original Term (mos)                      359                      240                        360
Remaining Term (mos)                     355                      230                        360
Seasoning (mos)                           4                        0                          12


IO Original Term (2)                     111                      60                         120
IO Remaining Term (2)                    107                      50                         120

Top State Concentrations (1)           CA(20.52%),FL(13.01%),NJ(10.58%),VA(7.58%),NY(6.06%)


First Pay Date                                                03/01/2006                  03/01/2007
Maturity Date                                                 04/01/2026                  02/01/2037

(1)  Based on current balances.
(2)  For Interest-Only loans.
(3)  For loans with Credit Scores.





Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.


                                                                             A12

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Product Type           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Fixed - 20 Year           17     2,907,209.86           0.78      6.801       733       171,012      76.27     77.14           71.66
Fixed - 25 Year           11     1,533,663.00           0.41      6.817       736       139,424      75.12     75.18           89.98
Fixed - 30 Year        1,419   370,133,642.41          98.81      6.841       719       260,841      71.96     77.46           35.75
Total:                 1,447   374,574,515.27         100.00      6.841       719       258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Amortization Type      Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Interest Only            307  102,890,917.31           27.47      6.909       727       335,150       74.35    83.74           51.19
Principal and
 Interest              1,140  271,683,597.96           72.53      6.815       716       238,319       71.12    75.06           30.59
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863       72.01    77.45           36.25


                                                     % of Aggregate
                                                          Principal
                                           Aggregate        Balance           Weighted      Average Weighted Weighted
                           Number of       Principal    Outstanding  Weighted  Average    Principal  Average  Average        Percent
Cutt-off Stated             Mortgage         Balance      as of the   Average   Credit      Balance Original Original           Full
Principal Balances             Loans     Outstanding   Cut-off Date    Coupon    Score  Outstanding      LTV     CLTV  Documentation
0.01 to 100,000.00               162   12,791,024.35         3.41       7.012       721     78,957      75.10   78.56          45.13
100,000.01 to 200,000.00         524   77,235,830.75        20.62       6.902       712    147,397      72.61   77.39          41.16
200,000.01 to 300,000.00         325   79,610,636.26        21.25       6.826       714    244,956      73.62   79.49          38.81
300,000.01 to 400,000.00         194   67,086,142.00        17.91       6.787       711    345,805      72.99   79.12          39.31
400,000.01 to 500,000.00         110   48,734,090.51        13.01       6.804       729    443,037      71.56   75.92          32.38
500,000.01 to 600,000.00          74   40,421,092.80        10.79       6.784       724    546,231      70.34   76.81          29.68
600,000.01 to 700,000.00          23   15,191,376.55         4.06       6.852       736    660,495      74.21   79.74          44.07
700,000.01 to 800,000.00          11    8,287,979.34         2.21       6.858       744    753,453      71.14   76.75          28.07
800,000.01 to 900,000.00          10    8,570,697.01         2.29       6.802       710    857,070      61.27   63.50           9.64
900,000.01 to 1,000,000.00         7    6,827,224.70         1.82       6.817       738    975,318      65.69   72.80          14.62
1,100,000.01 to 1,200,000.00       3    3,548,421.00         0.95       6.832       757  1,182,807      64.20   77.58          66.18
1,200,000.01 to 1,300,000.00       2    2,600,000.00         0.69       6.938       729  1,300,000      62.05   64.55           0.00
1,500,000.01 to 2,000,000.00       2    3,670,000.00         0.98       7.339       720  1,835,000      64.77   69.54           0.00
Total:                         1,447  374,574,515.27       100.00       6.841       719    258,863      72.01   77.45          36.25



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Current             Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Mortgage Rates         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
5.251 to 5.500             1      127,059.00            0.03      5.500       717       127,059      80.00    100.00          100.00
5.501 to 5.750             3      690,470.00            0.18      5.750       728       230,157      72.77     72.82          100.00
5.751 to 6.000            54   14,731,719.06            3.93      5.975       739       272,810      62.57     63.89           45.87
6.001 to 6.250           109   31,133,467.50            8.31      6.199       729       285,628      61.60     65.06           24.49
6.251 to 6.500           255   63,901,991.69           17.06      6.439       726       250,596      66.63     69.79           40.22
6.501 to 6.750           267   77,332,331.89           20.65      6.692       722       289,634      69.11     75.24           38.80
6.751 to 7.000           268   75,259,012.29           20.09      6.926       721       280,817      73.52     79.97           36.73
7.001 to 7.250           217   49,888,786.10           13.32      7.189       711       229,902      79.20     87.10           39.90
7.251 to 7.500           143   32,772,257.15            8.75      7.430       705       229,177      80.12     88.13           33.69
7.501 to 7.750            91   20,096,970.23            5.37      7.691       698       220,846      82.30     86.12           19.18
7.751 to 8.000            29    6,952,276.44            1.86      7.895       686       239,734      80.57     81.56           25.08
8.001 to 8.250             3      459,543.92            0.12      8.203       746       153,181      94.11     94.11           17.76
8.251 to 8.500             2      279,659.00            0.07      8.375       698       139,830      89.15     89.15           50.08
8.501 to 8.750             1      109,893.00            0.03      8.625       685       109,893      95.00     95.00          100.00
8.751 to 9.000             2      483,523.00            0.13      8.998       645       241,762      81.54     89.97           15.67
9.251 to 9.500             1      288,855.00            0.08      9.375       681       288,855      95.00     95.00          100.00
9.751 to 10.000            1       66,700.00            0.02      9.800       683        66,700      35.90     35.90            0.00
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Remaining Term         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
229 to 240                17    2,907,209.86            0.78      6.801       733       171,012      76.27     77.14           71.66
289 to 300                11    1,533,663.00            0.41      6.817       736       139,424      75.12     75.18           89.98
337 to 348                 2      451,728.24            0.12      6.707       718       225,864      80.95     80.95          100.00
349 to 360             1,417  369,681,914.17           98.69      6.841       719       260,891      71.95     77.45           35.67
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
Original           Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Loan-to-Value       Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Ratios                 Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
10.01 to 20.00             9    1,576,739.66            0.42      6.391       749       175,193       16.01    16.01           0.00
20.01 to 30.00            19    3,540,721.60            0.95      6.579       744       186,354       25.66    28.00          10.64
30.01 to 40.00            52   10,766,418.29            2.87      6.495       729       207,047       35.01    36.28          20.79
40.01 to 50.00            65   18,583,515.21            4.96      6.612       727       285,900       45.87    47.18          21.32
50.01 to 60.00           150   49,076,677.99           13.10      6.585       717       327,178       56.51    59.00          10.17
60.01 to 70.00           161   49,490,074.88           13.21      6.668       722       307,392       66.48    69.81          26.76
70.01 to 75.00            92   26,652,855.02            7.12      6.772       723       289,705       73.27    77.19          45.91
75.01 to 80.00           645  166,490,693.21           44.45      6.919       718       258,125       79.62    89.16          42.96
80.01 to 85.00            39    8,573,856.53            2.29      7.087       699       219,842       83.80    83.83          35.30
85.01 to 90.00           130   25,336,235.95            6.76      7.197       708       194,894       89.30    89.70          58.71
90.01 to 95.00            85   14,486,726.93            3.87      7.416       716       170,432       94.82    94.93          64.35
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863       72.01    77.45          36.25



                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Credit Scores          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
<=0                        2      713,441.73            0.19      7.238         0       356,721      75.17     75.17           90.76
576 to 600                 1      183,451.28            0.05      6.250       593       183,451      58.99     58.99            0.00
601 to 625                17    3,459,855.59            0.92      7.131       623       203,521      72.35     75.64            7.21
626 to 650                85   21,588,120.12            5.76      7.074       638       253,978      72.06     75.21           12.22
651 to 675               108   26,915,707.26            7.19      6.897       663       249,220      71.35     74.34           13.38
676 to 700               376   93,855,434.03           25.06      6.948       688       249,616      73.26     78.99           35.88
701 to 725               294   68,399,266.27           18.26      6.861       713       232,651      74.44     81.49           43.00
726 to 750               219   58,075,884.76           15.50      6.726       737       265,187      72.05     78.72           42.21
751 to 775               187   52,835,622.67           14.11      6.740       762       282,543      72.31     77.60           35.54
776 to 800               125   38,382,296.58           10.25      6.721       786       307,058      66.19     70.07           39.23
801 to 825                33   10,165,434.98            2.71      6.581       807       308,043      65.82     69.82           70.99
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45           36.25


                                                                             A14

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Geographic Area        Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Alabama                   14    1,830,683.55            0.49       7.083       711      130,763      84.91     88.03           47.13
Alaska                     3      762,663.73            0.20       7.433       693      254,221      80.74     80.74           26.93
Arizona                   39    8,904,813.05            2.38       6.746       695      228,329      70.27     72.37           31.24
Arkansas                   5      586,923.74            0.16       7.358       712      117,385      86.32     86.35           54.95
California               222   76,846,240.03           20.52       6.675       720      346,154      67.21     67.21           15.54
Colorado                  19    4,359,668.76            1.16       6.907       721      229,456      67.73     72.84            6.76
Connecticut               21    6,897,932.62            1.84       6.954       711      328,473      74.68     78.41           50.61
Delaware                   7    1,594,788.18            0.43       7.150       713      227,827      82.04     88.69           32.95
District of Columbia       6    2,204,028.86            0.59       6.637       724      367,338      66.82     73.66           15.42
Florida                  203   48,737,787.03           13.01       6.881       713      240,088      70.50     75.27           21.40
Georgia                   53    9,786,162.93            2.61       6.801       712      184,645      78.61     88.22           43.75
Hawaii                     9    2,561,641.25            0.68       6.898       729      284,627      71.29     71.31           59.25
Idaho                      1      225,041.97            0.06       7.000       680      225,042      80.00    100.00          100.00
Illinois                  48    9,487,099.78            2.53       7.183       712      197,648      75.45     80.99           18.51
Indiana                    6      729,408.86            0.19       7.086       722      121,568      86.01     86.10           87.90
Iowa                       5      537,818.15            0.14       6.938       719      107,564      85.92     85.97           82.72
Kansas                     7      986,999.14            0.26       6.871       715      141,000      74.62     74.66           36.33
Kentucky                   3      320,712.08            0.09       6.915       743      106,904      73.72     78.90           57.94
Louisiana                 10    1,820,117.10            0.49       7.173       689      182,012      84.73     97.35           11.58
Maine                     10    1,958,895.78            0.52       6.788       698      195,890      71.57     71.59           40.81
Maryland                  66   20,409,338.90            5.45       6.803       728      309,232      74.93     83.73           65.19
Massachusetts             33    9,446,499.60            2.52       6.906       711      286,258      74.97     78.63           23.66
Michigan                  20    3,468,503.26            0.93       6.779       726      173,425      77.56     82.61           57.91
Minnesota                 14    2,949,709.47            0.79       6.786       740      210,694      79.35     82.02           69.37
Mississippi                6      773,734.12            0.21       7.184       711      128,956      85.94     89.11           27.26
Missouri                  17    2,374,323.71            0.63       7.026       709      139,666      79.42     87.13           35.48
Montana                    2      237,313.32            0.06       7.447       724      118,657      82.86     82.86            0.00
Nebraska                   7      860,419.39            0.23       7.134       701      122,917      82.99     93.65           39.75
Nevada                    16    4,122,167.86            1.10       6.774       712      257,635      72.07     74.71           47.78
New Hampshire              3      512,256.87            0.14       6.817       689      170,752      76.67     88.66            0.00
New Jersey               112   39,614,002.61           10.58       6.924       724      353,696      71.29     79.04           47.08
New Mexico                 6    1,245,330.38            0.33       6.885       735      207,555      72.99     79.99           41.88
New York                  69   22,704,774.49            6.06       6.892       712      329,055      70.95     77.50           35.01
North Carolina            38    8,465,865.57            2.26       6.697       733      222,786      73.93     83.80           30.55
North Dakota               1      149,175.00            0.04       6.500       750      149,175      79.70     79.70            0.00
Ohio                      38    5,399,906.14            1.44       6.843       721      142,103      84.54     85.41           69.28
Oklahoma                   9    1,119,579.25            0.30       7.264       690      124,398      84.54     93.19           45.33
Oregon                     5      861,295.00            0.23       6.719       737      172,259      77.62     77.69           86.07
Pennsylvania              56   10,466,266.41            2.79       6.896       714      186,898      77.79     83.18           50.02
Rhode Island              11    2,473,794.66            0.66       6.793       722      224,890      73.98     75.74           42.33
South Carolina            20    3,877,220.60            1.04       6.563       724      193,861      65.42     68.80           11.94
South Dakota               2      253,473.76            0.07       7.810       724      126,737      94.27     94.49           47.68
Tennessee                 11    1,213,496.64            0.32       7.045       694      110,318      85.95     89.10           48.14
Texas                     70   12,116,802.23            3.23       6.977       701      173,097      79.87     88.18           28.78
Utah                       5      977,427.60            0.26       6.972       723      195,486      74.04     88.08           38.08
Vermont                    4      525,102.37            0.14       6.928       765      131,276      60.64     60.78           76.23
Virginia                  76   28,377,836.88            7.58       6.800       742      373,393      73.96     82.43           68.30
Washington                21    5,892,364.72            1.57       6.696       721      280,589      79.71     81.64           64.26
Wisconsin                 17    2,392,919.87            0.64       7.602       699      140,760      83.65     86.29           62.03
Wyoming                    1      154,188.00            0.04       6.750       681      154,188      66.24     66.48          100.00
Total:                 1,447  374,574,515.27          100.00       6.841       719      258,863      72.01     77.45           36.25


                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted   Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average    Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original   Original           Full
Occupancy Type         Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV       CLTV  Documentation
Primary                1,153  310,277,049.25           82.83      6.825       718       269,104      79.24      79.48          40.89
Investment               246   48,376,692.87           12.92      6.937       723       196,653      66.61      67.65          13.60
Second Home               48   15,920,773.15            4.25      6.847       727       331,683      64.45      67.56          14.74
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01      77.45          36.25


                                                                             A15

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS FOR
MERRILL LYNCH ALTERNATIVE NOTE ASSET, SERIES 2007-F1
COLLATERAL SUMMARY
GROUP 2

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Property Type          Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Single Family
  Residence              993  250,825,238.64           66.96      6.834        717      252,593      72.49     77.31           37.83
PUD                      209   62,276,943.33           16.63      6.779        727      297,976      72.36     80.38           40.30
2-4 Family               123   35,505,413.18            9.48      6.987        717      288,662      68.93     72.62           12.96
Condominium              119   25,081,121.90            6.70      6.847        721      210,766      70.49     78.06           42.19
Townhouse                  2      625,798.22            0.17      6.548        734      312,899      79.01     89.50          100.00
Vacant Land                1      260,000.00            0.07      7.625        761      260,000      80.00     80.00            0.00
Total:                 1,447  374,574,515.27          100.00      6.841        719      258,863      72.01     77.45           36.25

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
                    Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Loan Purpose           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Purchase
Refinance -              527  136,261,136.67           36.38      6.969       730       258,560      78.18     88.63          46.59
  Rate Term              198   52,707,770.11           14.07      6.806       715       266,201      69.51     74.62          29.11
Refinance -
  Cashout                722  185,605,608.49           49.55      6.756       712       257,071      68.20     70.04          30.69
Total:                 1,447  374,574,515.27          100.00      6.841       719       258,863      72.01     77.45          36.25


                                                 % of Aggregate
                                                      Principal
                                        Aggregate       Balance            Weighted      Average   Weighted  Weighted
                         Number of      Principal   Outstanding  Weighted   Average    Principal    Average   Average        Percent
Wachovia                  Mortgage        Balance     as of the   Average    Credit      Balance   Original  Original           Full
Documentation                Loans    Outstanding  Cut-off Date    Coupon     Score  Outstanding        LTV      CLTV  Documentation
Full                            33   8,030,906.97          2.14     6.618       716      243,361      72.28     81.82         100.00
Limited                          2     279,000.00          0.07     6.375       687      139,500      79.06     92.25           0.00
1 Paystub & 2 W2's              19   4,357,751.82          1.16     6.949       684      229,355      77.78     85.96           0.00
1 Paystub, W2 or 1040            1      54,150.00          0.01     7.125       655       54,150      95.00     95.00           0.00
2Yr 1040 and/or Business
   Records                       3   1,512,796.99          0.40     6.802       721      504,266      70.77     72.83           0.00
No Income No Assets             33   9,103,869.46          2.43     6.847       715      275,875      61.40     65.20           0.00
No Income No Assets No
   Employment                  114  24,659,347.33          6.58     6.855       717      216,310      60.17     61.01           0.00
No Income Verified
  Assets                        78  24,242,581.58          6.47     6.656       720      310,802      64.25     66.93           0.00
No Ratio                        35  12,036,628.81          3.21     6.963       710      343,904      68.47     71.26           0.00
Stated Income
  Stated Assets                 99  25,841,584.99          6.90     6.703       701      261,026      61.11     64.29           0.00
Stated Income
  Verified Assets              203  56,657,072.09         15.13     6.774       712      279,099      69.72     74.36           0.00
Written Verification of
  Employment                     1     148,236.15          0.04     7.750       750      148,236      90.00     90.00           0.00
Total:                         621 166,923,926.19         44.56     6.773       712      268,799      66.02     69.73           4.81


                                               % of Aggregate
                                                    Principal
                                    Aggregate         Balance             Weighted       Average   Weighted  Weighted
                    Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average        Percent
Ameriquest           Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original           Full
Documentation           Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV  Documentation
Full                      371   69,902,615.71           18.66      6.801       721       188,417      77.52     80.03         100.00
Stated                    221   53,610,457.53           14.31      7.003       717       242,581      77.13     84.97           0.00
Limited                    26    6,197,554.02            1.65      6.598       720       238,367      76.82     79.17           0.00
Reduced                     2      946,867.00            0.25      7.161       689       473,434      80.00    100.00           0.00
Stated Income Stated
  Assets                    4    1,319,370.30            0.35      7.313       707       329,843      80.00    100.00           0.00
Total:                    624  131,976,864.56           35.23      6.881       719       211,501      77.37     82.34          52.97

                                              % of Aggregate
                                                   Principal
                                   Aggregate         Balance             Weighted       Average   Weighted  Weighted
                   Number of       Principal     Outstanding   Weighted   Average     Principal    Average   Average         Percent
Documentation -     Mortgage         Balance       as of the    Average    Credit       Balance   Original  Original            Full
All Others             Loans     Outstanding    Cut-off Date     Coupon     Score   Outstanding        LTV      CLTV   Documentation
Full                     165   57,860,801.16           15.45      6.855       739       350,672      77.01     87.57          100.00
Stated                     1      263,198.00            0.07      6.875       765       263,198      80.00     95.00            0.00
No Income
  No Assets                7    5,342,470.00            1.43      7.356       701       763,210      65.40     66.62            0.00
No Income
  Verified Assets          2    1,058,179.00            0.28      6.950       730       529,090      78.47     93.34            0.00
No Ratio                   2      759,718.36            0.20      7.220       665       379,859      80.00     80.00            0.00
Stated Income
  Stated Assets            8    3,925,050.00            1.05      7.203       703       490,631      72.03     84.08            0.00
Stated Income
  Verified
  Assets                  17    6,464,308.00            1.73      6.921       745       380,253      75.61     87.65            0.00
Total:                   202   75,673,724.52           20.20      6.920       734       374,622      75.87     85.95           76.46



                                                                             A16

Recipients should read the information contained in the 'Important Notices' section following the cover page of this Free Writing Prospectus.